TEMPLETON FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

         Templeton Funds, Inc., a Maryland corporation registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Board of Directors of the Corporation, at a meeting duly convened and held on May 21, 1998, adopted resolutions to change the designation of the EIGHT HUNDRED MILLION (800,000,000) shares of Common Stock, par value $1.00 per share, previously designated as "Templeton World Fund Class I" shares to "Templeton World Fund Class A" shares, change the designation of the FOUR HUNDRED MILLION (400,000,000) shares of Common Stock, par value $1.00 per share, previously designated as "Templeton World Fund Class II" shares to "Templeton World Fund Class C" shares, classify TWO HUNDRED MILLION (200,000,000) shares of previously authorized but unissued Common Stock previously designated as "Templeton World Fund Class II" shares of Common Stock as "Templeton World Fund Class B" shares of Common Stock, change the designation of the TWO BILLION (2,000,000,000) shares of Common Stock, par value $1.00 per share, previously designated as "Templeton Foreign Fund Class I" shares to "Templeton Foreign Fund Class A" shares, change the designation of the THREE HUNDRED MILLION (300,000,000) shares of Common Stock, par value $1.00 per share, previously designated as "Templeton Foreign Fund Class II" shares to "Templeton Foreign Fund Class C" shares, and classify ONE HUNDRED MILLION (100,000,000) shares of previously authorized but unissued Common Stock previously designated as "Templeton Foreign Fund Advisor Class" shares of Common Stock as "Templeton Foreign Fund Class B" shares of Common Stock.

                  SECOND: Immediately prior to the effectiveness of the Articles Supplementary of the Corporation as hereinabove set forth, the Corporation had authority to issue THREE BILLION SEVEN HUNDRED MILLION (3,700,000,000) shares of Common Stock, par value of $1.00 per share and of the aggregate par value of THREE BILLION SEVEN HUNDRED MILLION DOLLARS ($3,700,000,000), of which the Board of Directors had classified:

                  (i) EIGHT HUNDRED MILLION (800,000,000) shares as Templeton World Fund Class I shares of Common Stock;

                  (ii) FOUR HUNDRED MILLION (400,000,000) shares as Templeton World Fund Class II shares of Common Stock;

PAGE

                  (iii) TWO BILLION (2,000,000,000) shares as Templeton Foreign
                        Fund Class I shares of Common Stock;

                  (iv) THREE HUNDRED MILLION (300,000,000) shares as Templeton Foreign Fund Class II shares of Common Stock; and

                  (v) TWO HUNDRED MILLION (200,000,000) shares as Templeton Foreign Fund Advisor Class shares of Common Stock.

                  As amended hereby, the Corporation's Articles of Incorporation authorize the issuance of THREE BILLION SEVEN HUNDRED MILLION (3,700,000,000) shares of Common Stock, par value of $1.00 per share and of the aggregate par value of THREE BILLION SEVEN HUNDRED MILLION DOLLARS ($3,700,000,000), of which the Board of Directors has classified:

                  (i) EIGHT HUNDRED MILLION (800,000,000) shares as Templeton World Fund Class A shares of Common Stock;

                  (ii) TWO HUNDRED MILLION (200,000,000) shares as Templeton World Fund Class B shares of Common Stock;

                  (iii) TWO HUNDRED MILLION (200,000,000) shares as Templeton World Fund Class C shares of Common Stock;

                  (iv) TWO BILLION (2,000,000,000) shares as Templeton Foreign Fund Class A shares of Common Stock;

                  (v) ONE HUNDRED MILLION (100,000,000) shares as Templeton Foreign Fund Class B shares of Common Stock;

                  (vi) THREE HUNDRED MILLION (300,000,000) shares as Templeton Foreign Fund Class C shares of Common Stock; and

                  (vii) ONE HUNDRED MILLION (100,000,000) shares as Templeton Foreign Fund Advisor Class shares of Common Stock.

                  THIRD: The shares of Common Stock of the Corporation authorized and classified pursuant to Articles FIRST and SECOND of these Articles Supplementary have been so authorized and classified by the Board of Directors under the authority contained in the Charter of the Corporation. The total number of shares of Common Stock of the various classes that the Corporation has authority to issue has been established by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

                  FOURTH: The Templeton World Fund Class B shares of Common Stock and the Templeton Foreign Fund Class B shares of Common Stock (each referred to herein as a "Class B share" or, collectively, as the

PAGE

         "Class B shares"), shall represent interests in the same portfolio of investments as the existing classes of shares of Common Stock of the Templeton World Fund and Templeton Foreign Fund of the Corporation, respectively (the Templeton World Fund and the Templeton Foreign Fund, each referred to hereinafter as a "Series"). Each Class B share of a Series shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the existing classes of shares of that Series, all as set forth in the Corporation's charter, except for the differences therein or hereinafter set forth:

                   (1) Dividends and distributions paid to holders of the Class B shares of a Series shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to that class from the dividends and distributions with respect to the other classes of shares of Common Stock of that Series to reflect differing allocations of the expenses of the Corporation and of the Series among the classes, which may include, without limitation, reductions for payments of fees under any 12b-1 Plan adopted for, or relating to, the Class B shares of the Series in accordance with the 1940 Act, and any resultant difference among the net asset values per share as the Board of Directors may deem appropriate.

                   (2) Except as otherwise required by law, Class B shares of a Series (i) shall have exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of Class B shares of the Series, including, without limitation, the provisions of any 12b-1 Plan adopted for, or relating to the Class B shares; and (ii) shall not have voting rights with respect to the provisions of any distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act applicable to any other class of the Series or with regard to any other matter submitted to a vote of stockholders which does not now or in the future affect the holders of the Class B shares of the Series.

                   (3) Class B shares of each Series may be subject to an initial sales charge and to a service and/or distribution fee pursuant to the terms of the issuance of such shares, and the proceeds of the redemption of Class B shares of a Series may be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such shares, as set forth in the Corporation's registration statement on Form N-1A pursuant to the Securities Act of 1933 and the 1940 Act (the "Registration Statement") and determined in accordance with the applicable provisions of the 1940 Act and the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

                   (4) The allocation of investment income, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation and of the Series among and between the classes of shares of Common Stock of a Series and any other class of the Corporation's shares of Common Stock and the determination of their respective net asset values and rights upon liquidation of the Corporation or of the Series or upon dissolution of the Corporation shall be

PAGE

                   determined conclusively by the Board of Directors in a manner that is consistent with Rule 18f-3 of the 1940 Act and any existing or future amendment to that rule or any rule or interpretation under the 1940 Act that modifies, is an authorized alternative to, or supersedes that rule (the "Rule").

                   (5) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) in accordance with the Rule, the 1940 Act and applicable rules and regulations of the NASD, and reflected in the Registration Statement with respect to the particular Series, Class B shares of the Series may be converted automatically into Class A shares of the Series based on the relative net asset values of such classes of the Series at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) and reflected in the Registration Statement with respect to the Series.

         IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its undersigned authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, the matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

Presented and witnessed on this 23rd day of December, 1998.

                                             TEMPLETON FUNDS, INC.

[CORPORATE SEAL]

                                              By:/s/JOHN R. KAY
                                                 ------------------------
                                                 John R. Kay
                                                 Vice President

WITNESS:/s/BARBARA J. GREEN
        --------------------------
        Barbara J. Green
        Secretary